EXHIBIT 10.8

SPONSOR SUPPORT AGREEMENT AND DEED

This SPONSOR SUPPORT AGREEMENT AND DEED (this “Agreement”) is made and entered into as of May 26, 2022, by and among ECARX Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”), COVA Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“SPAC”), and COVA Acquisition Sponsor, LLC, a Cayman Islands limited liability company (“Sponsor”).

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Agreement and Plan of Merger (the “Merger Agreement”) dated as of the date hereof, entered into by and among the Company, Ecarx Temp Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of the Company (“Merger Sub 1”), Ecarx&Co Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of the Company (“Merger Sub 2”), and SPAC, pursuant to which, among other things, (i) Merger Sub 1 will merge with and into SPAC, with SPAC surviving the First Merger as a wholly owned subsidiary of the Company (the “First Merger”), and (ii) SPAC will merge with and into Merger Sub 2, with Merger Sub 2 surviving the Second Merger as a wholly owned subsidiary of the Company (the “Second Merger” and together with the First Merger, collectively, the “Mergers”);

WHEREAS, Sponsor is, as of the date of this Agreement, the sole beneficial and legal owner of (a) 7,500,000 SPAC Class B Ordinary Shares and (b) 8,872,000 SPAC Warrants exercisable for 8,872,000 SPAC Class A Ordinary Shares (all such securities set forth in clauses (a) and (b), being collectively referred to herein as the “Owned Shares”; and the Owned Shares and any other SPAC Securities (or any securities convertible into or exercisable or exchangeable for SPAC Securities) acquired by Sponsor after the date of this Agreement and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, the Company and SPAC have requested that Sponsor enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I

Representations and Warranties of Sponsor

Sponsor hereby represents and warrants to the Company and SPAC as follows:

Section 1.1      Corporate Organization. Sponsor is a limited liability company duly formed, validly existing and in good standing under the Laws of the Cayman Islands and has the requisite power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted.

Section 1.2      Due Authorization. Sponsor has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate or equivalent proceeding on the part of Sponsor is necessary to authorize the execution and delivery of this Agreement or Sponsor’s performance hereunder or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sponsor and, assuming due authorization and execution by each other party hereto, constitutes a legal, valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with its terms, subject to the Enforceability Exceptions.

Section 1.3      Governmental Authorities; Consents. No consent of or with any Governmental Authority on the part of Sponsor is required to be obtained or made in connection with the execution, delivery or performance by Sponsor of this Agreement or the consummation by Sponsor of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications would not reasonably be expected to prevent, impede or, in any material respect, delay or adversely affect the execution and performance by Sponsor of its obligations under this Agreement or the consummation of the transactions contemplated hereby.

Section 1.4      No-Conflict. The execution, delivery and performance by Sponsor of this Agreement do not and will not (a) contravene or conflict with or violate any provision of, or result in the breach of the Organizational Documents of Sponsor, (b) contravene or conflict with or result in a violation of any provision of any Law or Governmental Order binding upon or applicable to Sponsor or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which Sponsor is a party, or (d) result in the creation or imposition of any Encumbrance on any properties or assets of Sponsor, except in the case of each of clauses (b) through (d) that do not, and would not reasonably be expected to, prevent, impede or, in any material respect, delay or adversely affect the performance by Sponsor of its obligations under this Agreement or the consummation of the transactions contemplated hereby.

Section 1.5      Owned Shares. As of the date hereof, Sponsor is the sole legal and beneficial owner of the Owned Shares, and all such Owned Shares are owned by Sponsor free and clear of all liens or encumbrances, other than liens or encumbrances pursuant to this Agreement, the other Transaction Documents, the Organizational Documents of SPAC, the Letter Agreement (as defined below), any applicable securities Laws. As of the date hereof, Sponsor does not legally or beneficially own any shares or warrants of SPAC other than the Owned Shares. Sponsor has the sole right to vote the Owned Shares (to the extent such securities have voting rights), and none of the Owned Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Owned Shares, except as contemplated by (i) this Agreement and (ii) the Letter Agreement, dated as of February 4, 2021, among SPAC, Sponsor and SPAC’s officers and directors (the “Letter Agreement”).

Section 1.6      Acknowledgement. Sponsor understands and acknowledges that each of the Company and SPAC is entering into the Merger Agreement in reliance upon Sponsor’s execution and delivery of this Agreement. Sponsor has received a copy of the Merger Agreement and is familiar with the provisions of the Merger Agreement.

Section 1.7      Absence of Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of Sponsor, threatened against, Sponsor or any of Sponsor’s properties or assets (including Sponsor’s Owned Shares) that could reasonably be expected to prevent, delay or impair the ability of Sponsor to perform its obligations hereunder or to consummate the transactions contemplated hereby.

Section 1.8      Adequate Information. Sponsor is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Merger Agreement, and has independently and without reliance upon SPAC or the Company and based on such information as Sponsor has deemed appropriate, made its own analysis and decision to enter into this Agreement. Sponsor acknowledges that SPAC and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Sponsor acknowledges that the agreements contained herein with respect to the Subject Shares held by Sponsor are irrevocable and shall only terminate pursuant to Section 5.2 hereof.

Section 1.9      Restricted Securities. Sponsor understands that the Merger Consideration that Sponsor may receive for its Subject Shares in connection with the Transactions will be “restricted securities” under applicable U.S. federal and state securities Laws and, if Sponsor is an affiliate of the Company, “control securities” as such term is used under Rule 144 promulgated under the Securities Act, and that, pursuant to these Laws, Sponsor must hold such Merger Consideration indefinitely unless (a) they are registered with the SEC and qualified by state authorities, or (b) an exemption from such registration and qualification requirements is available, and that any certificates or book entries representing the Company Ordinary Shares constituting such Merger Consideration shall contain a legend to such effect.

Article II

Representations and Warranties of SPAC

SPAC hereby represents and warrants to Sponsor and the Company as follows:

Section 2.1      Corporate Organization. SPAC is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted.

Section 2.2      Due Authorization. SPAC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of SPAC and no other corporate or equivalent proceeding on the part of SPAC is necessary to authorize the execution and delivery of this Agreement or SPAC’s performance hereunder or to consummate the transactions contemplated hereby (except that the SPAC Shareholders’ Approval is a condition to the respective obligations of each party to the Merger Agreement to consummate the Mergers). This Agreement has been duly and validly executed and delivered by SPAC and, assuming due authorization and execution by each other party hereto, constitutes a legal, valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms, subject to the Enforceability Exceptions.

Section 2.3      No-Conflict. Subject to obtaining the SPAC Shareholders’ Approval, the execution, delivery and performance by SPAC of this Agreement and the consummation of the transactions by SPAC contemplated hereby do not and will not (a) contravene or conflict with or violate any provision of, or result in the breach of the Organizational Documents of SPAC, (b) contravene or conflict with or result in a violation of any provision of any Law, Permit or Governmental Order binding upon or applicable to SPAC or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which SPAC is a party, or (d) result in the creation or imposition of any Encumbrance upon any of the properties or assets of SPAC (including the Trust Account), except in the case of each of clauses (b) through (d) that do not, and would not reasonably be expected to, prevent, impede or, in any material respect, delay or adversely affect the performance by SPAC of its obligations under this Agreement or the consummation of the transactions contemplated hereby.

Article III

Representations and Warranties of the Company

The Company hereby represents and warrants to Sponsor and SPAC as follows:

Section 3.1      Corporate Organization. The Company is an exempted company duly incorporated, is validly existing and is in good standing under the Laws of the Cayman Islands and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted.

Section 3.2      Due Authorization. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company Board, and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or the Company’s performance hereunder (except that the Company Shareholders’ Approval is a condition to the respective obligations of each party to the Merger Agreement to consummate of the Transactions). This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by each other party hereto, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

Section 3.3      No-Conflict. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not, (a) contravene or conflict with, violate any provision of, trigger shareholder rights that have not been duly waived under, or result in the breach of the Organizational Documents of the Company or any of its Subsidiaries, (b) contravene or conflict with or constitute a violation of any provision of any Law, Material Permit or Governmental Order binding upon or applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contracts to which the Company is a party, or (d) result in the creation or imposition of any Encumbrance on any properties or assets or Equity Security of the Company or any of its Subsidiaries (other than any Permitted Encumbrance), except in the case of clauses (b) through (d) above that do not, and would not reasonably be expected to prevent, impede or, in any material respect, delay or adversely affect the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated hereby.

Article IV

Agreement to Vote; Certain Other Covenants of Sponsor

Sponsor covenants and agrees during the term of this Agreement as follows:

Section 4.1             Agreement to Vote.

(a)            In Favor of the SPAC Shareholders’ Approval. From the date of this Agreement until the date of termination of this Agreement, at any meeting of SPAC Shareholders called to seek the SPAC Shareholders’ Approval, including any extraordinary general meeting (as defined in the SPAC Charter), or at any adjournment thereof or postponement thereof, or in connection with any written consent of SPAC Shareholders or in any other circumstances upon which a vote, consent or other approval with respect to the Transactions, the Merger Agreement or any other Transaction Documents is sought, Sponsor shall (i) if a meeting is held, appear at such meeting in person or by proxy or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by proxy, withholding class vote and/or written consent, if applicable) the Subject Shares in favor of granting the SPAC Shareholders’ Approval or, if there are insufficient votes in favor of granting the SPAC Shareholders’ Approval, in favor of the adjournment or postponement of such meeting of SPAC Shareholders to a later date.

(b)            Against Other Transactions. From the date of this Agreement until the date of termination of this Agreement, at any meeting of SPAC Shareholders or at any adjournment or postponement thereof, or in connection with any written consent of SPAC Shareholders or in any other circumstances upon which Sponsor’s vote, consent or other approval is sought, Sponsor shall (i) if a meeting is held, appear at such meeting in person or by proxy or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, (ii) vote (or cause to be voted) the Subject Shares (including by proxy, withholding class vote and/or written consent, if applicable) against (w) any business combination agreement, merger agreement or merger, scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC or any public offering of any Equity Securities of SPAC (other than the Merger Agreement, the First Merger and the Transactions), (x) other than in connection with the Transactions, any SPAC Acquisition Proposal, (y) allowing SPAC to execute or enter into, any agreement related to a SPAC Acquisition Proposal other than in connection with the Transactions, and (z) any amendment of Organizational Documents of SPAC (other than in connection with the Transactions), or entering into any agreement or agreement in principle or other proposal or transaction involving SPAC or any of its Subsidiaries, which amendment, agreement or other proposal or transaction, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by SPAC of, prevent or nullify any provision of the Merger Agreement or any other Transaction Document, the Transactions or change in any manner the voting rights of any class of SPAC’s share capital.

(c)            Revoke Other Proxies. Sponsor represents and warrants that any proxies or powers of attorney heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies or powers of attorney have been or are hereby revoked, other than the voting and other arrangements under the Letter Agreement.

Section 4.2              No Transfer. From the date of this Agreement until the date of termination of this Agreement, Sponsor shall not, directly or indirectly, (i) (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to any Subject Share, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a) to (c), collectively, “Transfer”), other than pursuant to the Mergers, (ii) grant any proxies or powers of attorney or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in this Agreement, any existing voting arrangements expressly forth in the Letter Agreement, the Merger Agreement or other Transaction Documents, (iii) take any action that would reasonably be expected to make any representation or warranty of Sponsor herein untrue or incorrect, or would reasonably be expected to have the effect of preventing or disabling Sponsor from performing its obligations hereunder, or (iv) commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, Sponsor may make Transfers of the Subject Shares (w) pursuant to this Agreement, (x) between Sponsor and any of the Permitted Transferees (provided that prior notice of such transfer shall be given to the Company and such Permitted Transferee shall enter into a written agreement, in form and substance reasonably satisfactory to the Company and SPAC, agreeing to be bound by this Agreement to the same extent as Sponsor was with respect to such transferred Subject Shares), (y) upon the consent of the Company and SPAC, and (z) by virtue of Sponsor’s Organizational Documents upon liquidation or dissolution of Sponsor; provided, further, that in the case of clause (z), the transferee will not be required to assume voting obligations if the transferee’s assumption of such obligations would violate any applicable Laws, including any securities Laws, or would reasonably be expected to materially delay or impede the Registration Statement or Proxy Statement being declared effective under the Securities Act. Any action attempted to be taken in violation of the preceding sentence will be null and void. For purpose of this Section 4.2, “Permitted Transferee” shall mean any of Crescent Cove Capital Management and Crescent Cove Advisors.

Section 4.3         Waiver of Dissenters’ Rights. Sponsor hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ rights under Section 238 of the Cayman Companies Act and any other similar statute in connection with the Transactions and the Merger Agreement.

Section 4.4      Waiver of Anti-Dilution Protection. Sponsor hereby waives, and agrees not to exercise, assert or claim, to the fullest extent permitted by applicable Law, the ability to adjust the Initial Conversion Ratio (as defined in the SPAC Charter) pursuant to Paragraph 17.3 of the SPAC Charter in connection with the Transactions.

Section 4.5      No Redemption. Sponsor irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, Sponsor shall not elect to cause SPAC to redeem any Subject Shares now or at any time legally or beneficially owned by Sponsor, or submit or surrender any of its Subject Shares for redemption, in connection with the Transactions.

Section 4.6      New Securities. In the event that prior to the Closing (i) any SPAC Securities or other securities are issued or otherwise distributed to Sponsor, including, without limitation, pursuant to any share dividend or distribution, or any change occurs in any of the SPAC Securities or other share capital of SPAC by reason of any share subdivision, recapitalization, combination, reverse share split, consolidation, exchange of shares or the like, (ii) Sponsor acquires legal or beneficial ownership of any SPAC Securities after the date of this Agreement, including upon exercise of options or warrants, settlement of restricted share units or capitalization of working capital loans, or (iii) Sponsor acquires the right to vote or share in the voting of any SPAC Securities after the date of this Agreement (collectively, the “New Securities”), the term “Subject Shares” shall be deemed to refer to and include such New Securities (including all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

Section 4.7      Sponsor Letter Agreement. Each of Sponsor and SPAC hereby agree that (a) from the date hereof until the termination of this Agreement, none of them shall, or shall agree to, amend, modify or vary the Letter Agreement, except as otherwise provided for under this Agreement, the Merger Agreement or any other Transaction Document; and (b) the Lock-Up Restrictions (as defined below) shall supersede the lock-up provisions applicable to Founder Shares (as defined in the Letter Agreement) contained in the Letter Agreement.

Section 4.8      Sponsor Affiliate Agreements. Each of Sponsor and SPAC hereby agree that (i) each of the agreements set forth on Schedule A attached hereto, and (ii) each agreement in effect as of the First Effective Time between SPAC (or any of its Subsidiaries), on the one hand, and Sponsor or any of Sponsor’s Affiliates (other than SPAC or any of SPAC’s Subsidiaries), on the other hand (but excluding any Transaction Document and the Letter Agreement) (such agreements, collectively, the “Sponsor Affiliate Agreements”) will be terminated effective as of the First Effective Time (other than those Sponsor Affiliate Agreements with obligations that will be discharged in connection with the Closing, in which case such Sponsor Affiliate Agreements will be terminated as of immediately following the discharge of such obligations upon the Closing), and thereupon shall be of no further force or effect, without any further action on the part of any of the Sponsor or SPAC, and on and from the effectiveness of such terminations neither SPAC, the Sponsor, nor any of their respective affiliates or subsidiaries shall have any further rights, duties, liabilities or obligations under any of the Sponsor Affiliate Agreements and each of Sponsor and SPAC (for and on behalf of its Affiliates and Subsidiaries) hereby releases in full any and all claims with respect thereto with effect on and from the effectiveness of such terminations.

Section 4.9      Additional Matters. Sponsor shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or SPAC may reasonably request for the purpose of effectively consummating the transactions contemplated by this Agreement, the Merger Agreement and the other Transaction Documents and (ii) refrain from exercising any veto right, consent right or similar right (whether under the Organizational Documents of SPAC or the Cayman Companies Act) which would prevent, impede or, in any material respect, delay or adversely affect the consummation of the Transactions.

Section 4.10      Acquisition Proposals; Confidentiality. Sponsor shall be bound by and comply with Section 6.2 (Acquisition Proposals and Alternative Transactions) and Section 10.14 (Confidentiality) of the Merger Agreement (and any relevant definitions contained in any such sections) as if (a) Sponsor was an original signatory to the Merger Agreement with respect to such provisions, and (b) each reference to “SPAC” contained in Section 6.2 of the Merger Agreement and “Affiliates” contained in Section 10.14 of the Merger Agreement shall also refer to Sponsor.

Section 4.11      Consent to Disclosure. Sponsor consents to and authorizes the Company or SPAC, as applicable, to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Authority or applicable securities exchange, and any press release or other disclosure document that the Company or SPAC, as applicable, reasonably determines to be necessary or advisable in connection with the Transactions or any other transactions contemplated by this Agreement, Sponsor’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of Sponsor’s commitments and obligations under this Agreement, and Sponsor acknowledges that the Company or SPAC may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority or securities exchange to promptly give the Company or SPAC, as applicable, any information that is in its possession that the Company or SPAC, as applicable, may reasonably request for the preparation of any such disclosure documents, and Sponsor agrees to promptly notify the Company and SPAC of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that Sponsor shall become aware that any such information shall have become false or misleading in any material respect.

Section 4.12         Forfeiture of SPAC Shares. If, immediately prior to the Closing, the amounts in the Trust Account (after deducting the SPAC Shareholder Redemption Amount) are less than $210 million, then Sponsor shall surrender to SPAC such number of SPAC Class B Ordinary Shares equal to the quotient obtained by dividing (i) the SPAC Shareholder Redemption Amount, by (ii) $10.00, without consideration therefor, and with any fractional shares rounded down to the nearest full share; provided that the number of SPAC B Ordinary Shares so surrendered shall not under any event exceed thirty percent (30%) of the aggregate number of SPAC Class B Ordinary Shares held by Sponsor as of the date hereof.

Section 4.13           Lock-Up Provisions.

(a)            Subject to the exceptions set forth herein, during the applicable Lock-Up Period (as defined below), Sponsor agrees not to, without the prior written consent of the Company Board, Transfer any Locked-Up Securities held by it. The foregoing limitations shall remain in full force and effect for a period of six (6) months from and after the Closing (such period, the “Lock-Up Period”) with respect to all the Locked-Up Securities. For purpose of this Section 4.13, “Locked-Up Securities” means any Company Ordinary Shares or Company Warrants that are held by Sponsor immediately after the First Effective Time and any Company Ordinary Shares acquired by Sponsor upon the conversion, exercise or exchange of the SPAC Warrants or Company Warrants.

(b)            The restrictions set forth in Section 4.13(a) (the “Lock-Up Restrictions”) shall not apply to:

(i)            transfers by the Sponsor to (A) any shareholder, partner or member of the Sponsor via dividend or share repurchase as part of a distribution, or (B) any Person that is an affiliate of the Sponsor;

(ii)            transfers by virtue of the Laws of the state of Sponsor’s organization and Sponsor’s Organizational Documents upon dissolution of Sponsor;

(iii)            pledges of any Locked-Up Securities to a financial institution that create a mere security interest in such Locked-Up Securities pursuant to a bona fide loan or indebtedness transaction so long as Sponsor continues to control the exercise of the voting rights of such pledged Locked-Up Securities (as well as any foreclosures on such pledged Locked-Up Securities so long as the transferee in such foreclosure agrees to become a party to this Agreement and be bound by all obligations applicable to Sponsor, provided that such agreement shall only take effect in the event that the transferee takes possession of the Locked-Up Securities as a result of foreclosure);

(iv)           transfers of any Company Ordinary Shares acquired as part of the Permitted Financing or Subsequent Equity Financing;

(v)            transactions relating to Company Ordinary Shares or other securities convertible into or exercisable or exchangeable for Company Ordinary Shares acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the applicable Lock-Up Period;

(vi)            the exercise of any options or warrants to purchase Company Ordinary Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis);

(vii)           the establishment, at any time after the Closing, by the Company of a trading plan providing for the sale of Company Ordinary Shares that meets the requirements of Rule 10b5-1(c) under the Exchange Act (a “Trading Plan”); provided, however, that no sales of Locked-Up Securities, shall be made by Sponsor pursuant to such Trading Plan during the applicable Lock-Up Period and no public announcement or filing is voluntarily made regarding such plan during the applicable Lock-Up Period;

(viii)          transfers made in connection with a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Company Ordinary Shares for cash, securities or other property subsequent to the Closing Date; and

(ix)            transactions to satisfy any U.S. federal, state, or local income tax obligations of Sponsor (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), a change in or promulgation of new U.S. Treasury Regulations, or promulgation of any judicial or administrative guidance, in each case, after the date on which the Merger Agreement was executed by the parties, and such change or promulgation prevents the Mergers from qualifying as a “reorganization” pursuant to Section 368 of the Code, in each case, solely to the extent necessary to cover the increase in the U.S. income tax liability of Sponsor directly resulting from such revised tax treatment of the Mergers;

provided, however, that in the case of clauses (i) through (iii), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement, agreeing to be bound by the Lock-Up Restrictions and shall have the same rights and benefits under this Agreement. For purposes of this paragraph, “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

(c)            For the avoidance of doubt, Sponsor shall retain all of its rights as a shareholder of the Company during the Lock-Up Period, including the right to vote any Locked-Up Securities or receive any dividends or distributions thereon.

(d)            In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the Locked-Up Securities, are hereby authorized to decline to make any transfer of securities if such Transfer would constitute a violation or breach of the Lock-Up Restrictions.

Article V

Additional Agreements of the Parties

Section 5.1            Mutual Release.

(a) Sponsor Release. Sponsor, on its own behalf and on behalf of each of its Affiliates (other than SPAC or any of SPAC’s Subsidiaries) and each of its and their successors, assigns and executors (each, a “Sponsor Releasor”), effective as at the First Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge the Company, SPAC, their respective Subsidiaries and each of their respective successors, assigns, heirs, executors, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “Sponsor Releasee”), from (x) any and all obligations or duties the Company, SPAC or any of their respective Subsidiaries has prior to or as of the First Effective Time to such Sponsor Releasor or (y) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Sponsor Releasor has prior to or as of the First Effective Time, against any Sponsor Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the First Effective Time (except in the event of fraud on the part of a Sponsor Releasee); provided, however, that nothing contained in this Section 5.1 shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (i) arising under this Agreement, the Merger Agreement, the other Transaction Documents or SPAC’s Organizational Documents, (ii) for indemnification or contribution, in any Sponsor Releasor’s capacity as an officer or director of SPAC, (iii) arising under any then-existing insurance policy of SPAC, or (iv) for any claim for fraud.

(b)            Company Release. Each of the Company, SPAC and their respective Subsidiaries and each of its and their successors, assigns and executors (each, a “Company Releasor”), effective as at the First Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge Sponsor and its respective successors, assigns, heirs, executors, officers, directors, partners, members, managers and employees (in each case in their capacity as such) (each, a “Company Releasee”), from (x) any and all obligations or duties such Company Releasee has prior to or as of the First Effective Time to such Company Releasor or (y) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Company Releasor has, may have or might have or may assert now or in the future, against any Company Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the First Effective Time (except in the event of fraud on the part of a Company Releasee); provided, however, that nothing contained in this Section 5.1(b) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (i) arising under this Agreement, the Merger Agreement or the other Transaction Documents or (ii) for any claim for fraud.

Section 5.2             Termination. This Agreement shall terminate upon the earlier of:

(a)            the Closing, provided, however, that upon such termination, (i) Section 4.3, Section 4.7, Section 4.9, this Section 5.2, Section 6.2 and Section 6.5 shall survive indefinitely; and (ii) Section 4.13, and Section 6.1 shall survive until the date on which none of the Company, Sponsor or any holder of a Locked-Up Security (as defined below) has any rights or obligations hereunder; and

(b)            the termination of the Merger Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its actual fraud or willful and material breach of this Agreement prior to such termination.

Article VI

General Provisions

Section 6.1              Legends. The Company shall remove, and shall cause to be removed (including by causing its transfer agent to remove), any legends, marks, stop-transfer instructions or other similar notations pertaining to the lock-up arrangements herein from the book-entries evidencing any Locked-Up Securities at the time any such share is no longer subject to the Lock-Up Restrictions (any such Locked-Up Security, a “Free Security”), and shall take all such actions (and shall cause to be taken all such actions) necessary or proper to cause the Free Securities to be consolidated under the CUSIP(s) and/or ISIN(s) applicable to the unrestricted Company Ordinary Shares or Company Warrants so that the Free Securities are in a like position. Any holder of a Locked-Up Security is an express third-party beneficiary of this Section 5.1 and entitled to enforce specifically the obligations of the Company set forth in this Section 5.1 directly against the Company.

Section 6.2             Notice. All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the Company or SPAC in accordance with Section 10.3 of the Merger Agreement and to Sponsor at its address set forth below (or at such other address or email address as a party may from time to time notify the other parties by like notice).

COVA Acquisition Sponsor LLC 530 Bush Street, Suite 703 San Francisco, CA 94108
Attention: Jun Hong Heng
Email: junhong@crescentcove.com

with a copy (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP
222 Berkeley Street, Suite 2000
Attention: Albert Vanderlaan
Hari Raman
Email: avanderlaan@orrick.com hraman@orrick.com

Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt); and (d) if sent by registered post, five (5) days after posting.

Section 6.3            Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and the transactions contemplated hereby and supersedes any other agreements, whether written or oral, that may have been made or entered into by or between the parties hereto or any of their respective Subsidiaries relating to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

Section 6.4          Assignment. Other than in connection with the Transfer of any Subject Shares or Locked-Up Securities in accordance with the terms of this Agreement, which shall not be deemed to be an assignment of this Agreement or the rights or obligations hereunder, no party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties hereto and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 6.5           Governing Law. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

Section 6.6           Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 6.7          Counterparts This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Delivery by email to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof as a Deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:

COVA Acquisition Corp.

By:	/s/ Jun Hong Heng
Name:	Jun Hong Heng
Title:	Chief Executive Officer

In the presence of:
Witness

Signature:	/s/ Karanveer Dhillon
Print Name: Karanveer Dhillon

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof as a Deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:

ECARX Holdings Inc.

By:	/s/ Ziyu Shen
Name:	Ziyu Shen
Title:	Director

In the presence of:
Witness

Signature:	/s/ Xiangru Song
Print Name:	Xiangru Song

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof as a Deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:

COVA Acquisition Sponsor, LLC

By:	/s/ Jun Hong Heng
Name:	Jun Hong Heng
Title:	Manager and Member

In the presence of:
Witness

Signature:	/s/ Karanveer Dhillon
Print Name: Karanveer Dhillon

[Signature Page to Sponsor Support Agreement]

Schedule A

1.	Amended and Restated Promissory Note, dated as of February 9, 2021, between SPAC and Sponsor.

2.	Amended and Restated Securities Subscription Agreement, dated February 9, 2021, between SPAC and Sponsor.

3.	Substantially concurrently with the execution of the Merger Agreement, SPAC is issuing a promissory note to Sponsor in the principal amount of $2,000,000, with $1,000,000 of such principal convertible to Private Placement Warrants.